Exhibit 99.1
[Nurix logo]

Nurix Therapeutics Reports First Quarter 2025 Financial Results and Provides a Corporate Update
NX-5948 assigned the nonproprietary name “bexobrutideg”
U.S. FDA Orphan Drug Designation granted to bexobrutideg for the treatment of Waldenström macroglobulinemia
Achieved $7M in milestones and a $15M license extension fee from ongoing collaboration with Sanofi
Enhanced oversight and leadership team with the appointments of Roy D. Baynes to the Board and John Northcott as chief commercial officer
Well capitalized with cash and marketable securities of $549.7 million
SAN FRANCISCO, April 8, 2025 (GLOBE NEWSWIRE) – Nurix Therapeutics, Inc. (Nasdaq: NRIX), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of targeted protein degradation medicines, today reported financial results for the fiscal quarter ended February 28, 2025, and provided a corporate update.
“Nurix had a strong first quarter marked by important collaboration and regulatory achievements and key additions to our leadership team and Board,” said Arthur T. Sands, M.D., Ph.D., president and chief executive officer of Nurix. “Nurix remains on track to initiate pivotal trials of bexobrutideg, our oral, brain-penetrant, BTK degrader for the treatment of patients with chronic lymphocytic leukemia in 2025. In addition, Nurix continues to make significant progress with our pipeline of degrader-based drugs for the treatment of autoimmune disease and inflammation. Most recently we announced that Sanofi exercised its option to exclusively license an undisclosed Nurix program targeting a previously undruggable transcription factor that is a central regulator of the inflammation response and is distinct from the previously disclosed STAT6 degrader program.”
Recent Business Highlights
•Bexobrutideg is the new nonproprietary name for NX-5948: In March 2025, in collaboration with the national naming authority, the United States Adopted Name (USAN) Council, Nurix’s lead Bruton’s tyrosine kinase (BTK) degrader, NX-5948, was assigned the nonproprietary name “bexobrutideg.” The U.S. and international drug naming convention is designed to select a single name of worldwide acceptability for each active substance that is intended to be marketed as a pharmaceutical. Most notable with bexobrutideg is the designation of a new suffix, “deg,” which references bexobrutideg’s novel degradation mode of action. Targeted protein degraders are characterized by their bifunctional nature, binding to both a target protein and a ligase to drive ubiquitination and catalytic degradation of the target through the proteasome. The new deg suffix is an important recognition that the mechanism of action, pharmacokinetics and pharmacodynamics of targeted protein degraders are fundamentally different than inhibitors, which all use the “ib” suffix. The central stem of the name, “bruti,” references the target, Bruton’s tyrosine kinase (as used in ibrutinib, zanubrutinib and acalabrutinib), and the prefix “bexo” is the unique identifier of a specific agent in the class and is often used for ease of reference to the agent.
•Bexobrutideg received U.S. FDA Orphan Drug designation for Waldenström macroglobulinemia: In March 2025, bexobrutideg was granted U.S. Food and Drug Administration (FDA) Orphan Drug Designation for the treatment of Waldenström macroglobulinemia (WM). The FDA's Orphan Drug Designation program provides orphan status to therapies intended for the treatment, diagnosis, or prevention of rare diseases that affect fewer than 200,000 people in the United States. This designation provides certain benefits, including tax credits for qualified clinical testing, waiver or partial payment of FDA application fees and seven years of market exclusivity, if approved.
•Announced the appointment of Roy Baynes to Nurix’s board of directors: In March 2025, Nurix announced the appointment of Roy D. Baynes, MB.Bch., M.Med., Ph.D., to its board of directors. Dr. Baynes currently serves as executive vice president and chief medical officer of Eikon Therapeutics and has had a distinguished career in hematology and oncology and over 22 years of clinical leadership experience in pharmaceutical and biotech companies. Dr. Baynes previously served as chief medical officer and head of global clinical development at Merck, where he supervised the entire clinical portfolio at Merck Research Laboratories. Earlier in his career, Dr. Baynes served as Senior Vice President of Oncology, Inflammation and Respiratory Therapeutics at Gilead Sciences, Inc., as Vice President of Global Development and head of the hematology/oncology development team at Amgen, Inc., and as Professor of Medicine at University of Kansas Medical Center and Wayne State University in Detroit, where he held the Charles Martin endowed chair of Cancer Research.

•Announced the appointment of John Northcott as chief commercial officer: In January 2025, Nurix announced the appointment of John Northcott as chief commercial officer. Mr. Northcott joins the executive team as Nurix prepares to launch its pivotal clinical program for NX-5948 in chronic lymphocytic leukemia (CLL) and potentially other B-cell malignancies. Mr. Northcott has extensive U.S. and global commercial leadership experience including the successful commercialization of the first marketed BTK inhibitor ibrutinib, and in a wide range of other therapeutic areas.
Upcoming Program Highlights*
Bexobrutideg (NX-5948): Bexobrutideg is an investigational, orally bioavailable, brain-penetrant, small molecule degrader of BTK. Nurix currently is conducting a Phase 1b clinical trial of bexobrutideg in adults with relapsed or refractory B-cell malignancies. In 2025, Nurix plans to commence a suite of clinical trials designed to support global registration of bexobrutideg for the treatment of patients with CLL. In addition, Nurix anticipates moving into autoimmune and inflammatory diseases and expects to open a new Phase 1b cohort for patients with CLL and associated autoimmune hemolytic anemia and is exploring the filing of a non-malignant hematology IND for autoimmune cytopenias in 2025. Future clinical updates in patients with both CLL and non-Hodgkin’s lymphoma are anticipated in 2025. Additional information on the NX-5948 clinical trial can be accessed at www.clinicaltrials.gov (NCT05131022).
NX-2127: NX-2127 is an orally bioavailable degrader of BTK and the cereblon neosubstrates IKZF1 (Ikaros) and IKZF3 (Aiolos) for the treatment of relapsed or refractory B-cell malignancies. Nurix currently is conducting a Phase 1a/b clinical trial of NX-2127, which includes Phase 1b expansion cohorts focused on patients with diffuse large B-cell lymphoma and mantle cell lymphoma. Following a decision in March 2024 in which the FDA lifted a manufacturing-related, partial clinical hold on the NX-2127 clinical trial, Nurix reinitiated enrollment in a dose escalation study within the current Phase 1a/1b trial using its new chirally controlled drug product. Future clinical updates are anticipated in 2025. Additional information on the NX-2127 clinical trial can be accessed at www.clinicaltrials.gov (NCT04830137).
NX-1607: NX-1607 is an orally bioavailable inhibitor of the E3 ligase Casitas B-lineage lymphoma proto-oncogene B (CBL-B) for immuno-oncology indications, including a range of solid tumor types and lymphoma. Nurix currently is evaluating NX-1607 in an ongoing Phase 1 trial in monotherapy and in a combination cohort utilizing paclitaxel in adults in a range of oncology indications. This study includes a thorough investigation of both dose and schedule in Phase 1a. Future clinical updates are anticipated in 2025. Additional information on the NX-1607 clinical trial can be accessed at www.clinicaltrials.gov (NCT05107674).
GS-6791 (previously NX-0479): GS-6791 is a potent, selective, oral degrader of IRAK4. Degradation of IRAK4 by GS-6791 has potential applications in the treatment of rheumatoid arthritis and other inflammatory diseases. Nurix’s partner, Gilead, is responsible for conducting IND-enabling studies and advancing this program to clinical development, which Nurix anticipates in 2025.
STAT6 degrader: In April 2024, Nurix announced an extension of the ongoing research program with Sanofi for STAT6 (signal transducer and activator of transcription 6), a key drug target in type 2 inflammation, with the goal of nominating a development candidate in the first year of the extended term.
Continued pipeline advancement of strategic collaborations with Gilead, Sanofi and Pfizer: Nurix expects to continue to achieve substantial research collaboration milestones throughout the terms of its collaborations with Gilead, Sanofi and Pfizer.
*Expected timing of events throughout this press release is based on calendar year quarters.
Fiscal First Quarter 2025 Financial Results
Revenue for the three months ended February 28, 2025, was $18.5 million, compared with $16.6 million for the three months ended February 29, 2024. The increase was primarily due to increased revenue from the collaboration with Sanofi resulting from achievement of research milestones and a higher percentage of completion of performance obligations in the current period related to the collaboration with Pfizer. During the three months ended February 28, 2025, Nurix achieved $7.0 million of research milestones under its collaboration with Sanofi. Subsequent to February 28, 2025, Nurix achieved and received a $15.0 million license extension payment under its collaboration with Sanofi.
Research and development expenses for three months ended February 28, 2025, were $69.7 compared with $50.0 million for three months ended February 29, 2024. The increase was primarily related to clinical, contract manufacturing and consulting costs as Nurix continued to accelerate the enrollment of patients in the ongoing trial of bexobrutideg and prepare for the initiation of pivotal trials.

General and administrative expenses for the three months ended February 28, 2025, were $11.7 million, compared with $11.8 million for the three months ended February 29, 2024. The decrease was primarily due to a decrease in professional service costs and local taxes, offset by an increase in consulting costs.
Net loss for the three months ended February 28, 2025, was $56.4 million, or ($0.67) per share, compared with $41.5 million, or ($0.76) per share, for the three months ended February 29, 2024.
Cash, cash equivalents and marketable securities was $549.7 million as of February 28, 2025, compared to $609.6 million as of November 30, 2024. Cash, cash equivalents and marketable securities as of February 28, 2025, does not include $7.0 million of milestones earned in the three months ended February 28, 2025, and a $15.0 million license extension payment received post fiscal quarter end.

About Nurix Therapeutics, Inc.
Nurix Therapeutics is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of targeted protein degradation medicines, the next frontier in innovative drug design aimed at improving treatment options for patients with cancer and inflammatory diseases. Nurix’s wholly owned, clinical stage pipeline includes degraders of Bruton’s tyrosine kinase (BTK), a B-cell signaling protein, and inhibitors of Casitas B-lineage lymphoma proto-oncogene B (CBL-B), an E3 ligase that regulates activation of multiple immune cell types including T cells and NK cells. Nurix also is advancing multiple potentially first-in-class or best-in-class degraders and degrader antibody conjugates (DACs) in its preclinical pipeline. Nurix’s partnered drug discovery pipeline consists of preclinical stage degraders of IRAK4 and STAT6, as well as multiple additional programs under collaboration agreements with Gilead Sciences, Inc., Sanofi S.A. and Pfizer Inc., within which Nurix retains certain options for co-development, co-commercialization and profit sharing in the United States for multiple drug candidates. Powered by a fully AI-integrated discovery engine capable of tackling any protein class, and coupled with unparalleled ligase expertise, Nurix’s dedicated team has built a formidable advantage in translating the science of targeted protein degradation into clinical advancements. Nurix aims to establish degrader-based treatments at the forefront of patient care, writing medicine’s next chapter with a new script to outmatch disease. Nurix is headquartered in San Francisco, California. For additional information visit http://www.nurixtx.com.

Forward-Looking Statements
This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When or if used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will,” and similar expressions and their variants, as they relate to Nurix, may identify forward-looking statements. All statements that reflect Nurix’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding: Nurix’s future financial or business performance; Nurix’s future plans, prospects and strategies; Nurix’s plans and expectations with respect to its current and prospective drug candidates; the tolerability, safety profile, therapeutic potential and other advantages of Nurix’s drug candidates; the planned timing and conduct of Nurix’s clinical trials; the planned timing for the provision of updates and findings from Nurix’s preclinical studies and clinical trials; the potential benefits of and Nurix’s expectations with respect to its strategic collaborations, including the achievement of research milestones; and the potential benefits and advantages of Nurix’s scientific approach, DEL-AI platform and degrader antibody conjugates. Forward-looking statements reflect Nurix’s current beliefs, expectations, and assumptions regarding the future of Nurix’s business, its future plans and strategies, its development plans, its preclinical and clinical results, future conditions and other factors Nurix believes are appropriate in the circumstances. Although Nurix believes the expectations and assumptions reflected in such forward-looking statements are reasonable, Nurix can give no assurance that they will prove to be correct. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause Nurix’s actual activities and results to differ materially from those expressed in any forward-looking statement. Such risks and uncertainties include, but are not limited to: (i) whether Nurix will be able to advance its drug candidates, obtain regulatory approval of and ultimately commercialize its drug candidates; (ii) uncertainties related to the timing and results of preclinical studies and clinical trials; (iii) whether Nurix will be able to fund development activities and achieve development goals; (iv) uncertainties related to the timing and receipt of payments from Nurix’s collaboration partners, including milestone payments and royalties on future product sales; (v) the impact of global business, political and macroeconomic conditions, cybersecurity events, instability in the banking system, and global events, including regional conflicts around the world, on Nurix’s business, clinical trials, financial condition, liquidity and results of operations; (vi) whether Nurix will be able to protect intellectual property and (vii) other risks and uncertainties described under the heading “Risk Factors” in Nurix’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2025, and other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. The statements in this press release speak only as of the date of this press release, even if subsequently made available by Nurix on its website or otherwise. Nurix disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.
Contacts:
Investors
Jason Kantor, Ph.D.
Nurix Therapeutics, Inc.
ir@nurixtx.com

Elizabeth Wolffe, Ph.D.
Wheelhouse Life Science Advisors
lwolffe@wheelhouselsa.com

Media
Aljanae Reynolds
Wheelhouse Life Science Advisors
areynolds@wheelhouselsa.com

Nurix Therapeutics, Inc.
Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	February 28, 2025	February 29, 2024
Revenue:
Collaboration revenue	$18,453	$16,585
Total revenue	18,453	16,585
Operating expenses:
Research and development	69,663	50,005
General and administrative	11,654	11,799
Total operating expenses	81,317	61,804
Loss from operations	(62,864)	(45,219)
Interest and other income, net	6,513	3,791
Loss before income taxes	(56,351)	(41,428)
Provision for income taxes	—	90
Net loss	$(56,351)	$(41,518)
Net loss per share, basic and diluted	$(0.67)	$(0.76)
Weighted-average number of shares outstanding, basic and diluted	83,560,795	54,903,407

Nurix Therapeutics, Inc.
Condensed Balance Sheets
(in thousands)
(unaudited)

	February 28, 2025	November 30, 2024
Assets
Current assets:
Cash and cash equivalents	$75,916	$109,997
Marketable securities, current	473,764	499,586
Prepaid expenses and other current assets	14,023	9,804
Total current assets	563,703	619,387
Marketable securities, non-current	—	—
Operating lease right-of-use assets	26,361	28,139
Property and equipment, net	18,449	17,757
Restricted cash	901	901
Other assets	5,629	3,159
Total assets	$615,043	$669,343
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,397	$11,482
Accrued expenses and other current liabilities	44,361	37,994
Operating lease liabilities, current	6,639	8,014
Deferred revenue, current	30,591	38,364
Total current liabilities	89,988	95,854
Operating lease liabilities, net of current portion	19,984	20,289
Deferred revenue, net of current portion	24,154	26,207
Total liabilities	134,126	142,350
Stockholders’ equity:
Common stock	76	76
Additional paid-in-capital	1,275,735	1,265,536
Accumulated other comprehensive income	226	150
Accumulated deficit	(795,120)	(738,769)
Total stockholders’ equity	480,917	526,993
Total liabilities and stockholders’ equity	$615,043	$669,343